                                                                    EXHIBIT 99.1


                    TRANSWITCH CORPORATION AND SUBSIDIARIES


                  Index to Consolidated Financial Statements

                                                                   Page
Independent Auditors' Report                                        F-2

Consolidated Balance Sheets as of December 31, 1999 and 1998        F-3

Consolidated Statements of Operations for each of the years
  in the three-year period ended December 31, 1999                  F-4

Consolidated Statements of Stockholders' Equity for each of the
  years in the three-year period ended December 31, 1999            F-5

Consolidated Statements of Cash Flows for each of the years
  in the three-year period ended December 31, 1999                  F-6

Notes to Consolidated Financial Statements                          F-7

                          Independent Auditors' Report


The Board of Directors and Shareholders
TranSwitch Corporation:


We have audited the accompanying consolidated balance sheets of TranSwitch Corporation and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of TranSwitch Corporation and subsidiaries as of December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

                                              /s/KPMG LLP


Stamford, Connecticut
August 31, 2000

                    TRANSWITCH CORPORATION AND SUBSIDIARIES

                          Consolidated Balance Sheets
                       (in thousands, except share data)

                                                                                                        December 31,
                                                                                           --------------------------------------
                                                                                                   1999              1998
                                                                                           ------------------  ------------------

                              ASSETS
Current assets:
   Cash and cash equivalents                                                            $        55,685       $    24,950
   Short-term investments                                                                        20,117             2,953
   Accounts receivable, less allowance for doubtful accounts
     of $294 and $261 at December 31, 1999 and 1998, respectively                                13,208             8,016
   Inventories                                                                                    7,900             5,476
   Prepaid expenses and other current assets                                                      5,242             1,251
                                                                                           ------------------  ------------------
                   Total current assets                                                         102,152            42,646

Long-term investments                                                                            36,003                --
Property and equipment, net                                                                       7,563             5,655
Deferred taxes                                                                                   11,624                --
Product licenses, net                                                                             1,657             1,142
Other assets                                                                                      3,068               732
                                                                                           ------------------  ------------------
                   Total assets                                                         $       162,067       $    50,175
                                                                                           ==================  ==================
               LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Current portion of lease obligations                                                 $           192       $       224
   Accounts payable                                                                               4,297             3,003
   Accrued expenses                                                                                 664               958
   Accrued compensation                                                                           1,628             1,366
   Sales return reserve                                                                           1,494             1,049
   Product license fee payable                                                                       --               303
   Other current liabilities                                                                      1,438             1,457
                                                                                           ------------------  ------------------
                   Total current liabilities                                                      9,713             8,360

Long-term lease obligations                                                                         216               521
Deferred taxes                                                                                       --                39
                                                                                           ------------------  ------------------
Commitments and contingencies (note 12)

                   Total liabilities                                                              9,929             8,920
                                                                                           ------------------  ------------------

Stockholders' equity:
   Common stock $.001 par value; authorized 100,000,000 shares at
     December 31, 1999; and 25,000,000 shares at December 31, 1998; issued and outstanding 79,038,312 shares at December 31, 1999; and 66,558,774
     shares at December 31, 1998                                                                     79                66
   Additional paid-in capital                                                                   150,151            64,479
   Accumulated other comprehensive loss                                                            (162)              (26)
   Retained earnings (accumulated deficit)                                                        2,070           (23,264)
                                                                                           ------------------  ------------------
                   Total stockholders' equity                                                   152,138            41,255
                                                                                           ------------------  ------------------

                   Total liabilities and stockholders' equity                           $       162,067       $    50,175
                                                                                           ==================  ==================

See accompanying notes to consolidated financial statements.

                    TRANSWITCH CORPORATION AND SUBSIDIARIES

                     Consolidated Statements of Operations

                   (in thousands, except per share amounts)



                                                                                             Year ended December 31,
                                                                           ---------------------------------------------------------
                                                                                1999                  1998                  1997
                                                                           ------------------  -------------------  ----------------
Total revenues                                                           $     73,533         $       45,993       $        28,802

Cost of revenues                                                               25,210                 17,274                11,802
                                                                           ------------------  -------------------  ----------------

Gross profit                                                                   48,323                 28,719                17,000
                                                                           ------------------  -------------------  ----------------

Operating expenses:
    Research and development                                                   14,543                 11,500                 9,539
    Marketing and sales                                                        12,098                  8,824                 6,793
    General and administrative                                                  3,865                  2,875                 2,758
                                                                           ------------------  -------------------  ----------------
                Total operating expenses                                       30,506                 23,199                19,090
                                                                           ------------------  -------------------  ----------------

Operating income (loss)                                                        17,817                  5,520                (2,090)

Interest income (expense):
    Interest income                                                             4,740                  1,167                   677
    Interest expense                                                              (35)                  (143)                 (208)
                                                                           ------------------  -------------------  ----------------
                Interest income, net                                            4,705                  1,024                   469
                                                                           ------------------  -------------------  ----------------

Income (loss) before income taxes                                              22,522                  6,544                (1,621)

Income tax expense (benefit)                                                   (2,812)                   387                   101
                                                                           ------------------  -------------------  ----------------

Net income (loss)                                                        $     25,334         $        6,157       $        (1,722)
                                                                           ==================  ===================  ================

Basic earnings (loss) per share (note 10)                                $       0.33         $         0.10       $         (0.03)
                                                                           ==================  ===================  ================

Diluted earnings (loss) per share (note 10)                              $       0.31         $         0.09       $         (0.03)
                                                                           ==================  ===================  ================

See accompanying notes to consolidated financial statements.

                    TRANSWITCH CORPORATION AND SUBSIDIARIES

                Consolidated Statements of Stockholders' Equity

                       (in thousands, except share data)

                                                                           Common stock             Convertible     Additional
                                                                    ---------------------------       preferred       paid-in
                                                                      Shares          Amount            stock         capital
                                                                    -----------    ------------     -----------     ----------
Balance at December 31, 1996                                         54,111,570    $         54     $        --     $   45,566

Comprehensive loss:
   Net loss                                                                  --              --              --             --
   Currency translation adjustment                                           --              --              --             --

                Total comprehensive loss

Shares of common stock issued in connection with the exercise
   of stock options and warrants, and the stock purchase plan         1,826,034               2              --            697
Issuance of convertible preferred stock, net of issuance costs               --              --          12,886            770
Deemed dividend on convertible preferred stock                               --              --           1,471         (1,471)
Compensation related to issuance of stock options                            --              --              --            380
                                                                    -----------    ------------     -----------    -----------
Balance at December 31, 1997                                         55,937,604              56          14,357         45,942

Comprehensive income:
   Net income                                                                --              --              --             --
   Currency translation adjustment                                           --              --              --             --

                 Total comprehensive income

Shares of common stock issued in connection with the exercise
   of stock options, and the stock purchase plan                      3,516,680               3                          3,876
Deemed dividend on convertible preferred stock                               --              --             143           (143)
Issuance costs for convertible preferred stock                               --              --              --            (75)
Shares of common stock issued upon
   conversion of preferred stock                                      7,104,490               7         (14,500)        14,495
Compensation related to issuance of stock options                            --              --              --            384
                                                                    -----------    ------------     -----------    -----------
Balance at December 31, 1998                                         66,558,774              66              --         64,479

Comprehensive income:
   Net income                                                                --              --              --             --
   Currency translation adjustment                                           --              --              --             --


                 Total comprehensive income

Shares of common stock issued in connection with the exercise
   of stock options, and the stock purchase plan                      3,682,038               4              --          7,101
Shares of common stock issued in connection with
   follow-on public offering, net of issuance costs                   8,797,500               9              --         68,172
Tax benefits on stock options                                                --              --              --          8,266
Reversal of deferred tax asset valuation allowance relating
   to tax benefits on stock options                                          --              --              --          2,000
Compensation related to issuance of stock options                            --              --              --            133
                                                                    -----------    ------------     -----------    -----------
Balance at December 31, 1999                                        $79,038,312    $         79     $        --    $   150,151
                                                                    ===========    ============     ===========    ===========

                                                                                            Accumulated
                                                                     Retained                  other
                                                                     earnings              comprehensive
                                                                   (accumulated                income
                                                                      deficit)                 (loss)          Total
                                                                  -------------            -------------    -----------
Balance at December 31, 1996                                      $     (27,699)           $           9    $    17,930

Comprehensive loss:
   Net loss                                                              (1,722)                      --         (1,722)
   Currency translation adjustment                                           --                      (89)           (89)
                                                                                                            -----------
                Total comprehensive loss                                                                         (1,811)
                                                                                                            -----------

Shares of common stock issued in connection with the exercise
   of stock options and warrants, and the stock purchase plan                --                       --            699
Issuance of convertible preferred stock, net of issuance costs               --                       --         13,656
Deemed dividend on convertible preferred stock                               --                       --             --
Compensation related to issuance of stock options                            --                       --            380
                                                                 --------------            -------------    -----------
Balance at December 31, 1997                                            (29,421)                     (80)        30,854

Comprehensive income:
   Net income                                                             6,157                       --          6,157
   Currency translation adjustment                                           --                       54             54
                                                                                                            -----------
                 Total comprehensive income                                                                       6,211
                                                                                                            -----------

Shares of common stock issued in connection with the exercise
   of stock options, and the stock purchase plan                             --                       --          3,879
Deemed dividend on convertible preferred stock                               --                       --             --
Issuance costs for convertible preferred stock                               --                       --            (75)
Shares of common stock issued upon
   conversion of preferred stock                                             --                       --              2
Compensation related to issuance of stock options                            --                       --            384
                                                                 --------------            -------------    -----------
Balance at December 31, 1998                                            (23,264)                     (26)        41,255

Comprehensive income:
   Net income                                                            25,334                       --         25,334
   Currency translation adjustment                                                                  (136)          (136)
                                                                                                            -----------
                 Total comprehensive income                                                                      25,198
                                                                                                            -----------
Shares of common stock issued in connection with the exercise
   of stock options, and the stock purchase plan                             --                       --          7,105
Shares of common stock issued in connection with
   follow-on public offering, net of issuance costs                          --                       --         68,181
Tax benefits on stock options                                                --                       --          8,266
Reversal of deferred tax asset valuation allowance relating
   to tax benefits on stock options                                          --                       --          2,000
Compensation related to issuance of stock options                            --                       --            133
                                                                 --------------            -------------    -----------
Balance at December 31, 1999                                     $        2,070            $        (162)  $    152,138
                                                                 ==============            =============    ===========

See accompanying notes to consolidated financial statements.

                   TRANSWITCH CORPORATION AND SUBSIDIARIES

                     Consolidated Statements of Cash Flows
                                (in thousands)



                                                                                         Years ended December 31,
                                                                -------------------------------------------------------------------
                                                                      1999                        1998                   1997
                                                                ----------------           -----------------       ----------------

Cash flows from operating activities:
  Net income (loss)                                             $         25,334           $           6,157       $         (1,722)
                                                                ----------------           -----------------       ----------------
  Adjustments required to reconcile net income (loss) to
    cash flows from operating activities:
      Depreciation and amortization                                        3,494                       2,702                  1,987
      Provision for bad debt                                                  --                          50                     --
      Deferred income taxes                                               (5,043)                       (167)                    --
      Other non-cash items                                                    --                          --                     --
      Stock compensation expense                                             133                         384                    380
      Changes in assets and liabilities:
        (Increase) in accounts receivable                                 (5,192)                     (3,161)                (1,688)
        (Increase) in inventories                                         (2,424)                       (664)                (1,288)
        (Increase) in prepaids and other assets                           (1,541)                       (873)                  (645)
        Increase (decrease) in accounts payable                            1,294                       1,530                   (413)
        Increase in accrued expenses and other liabilities                 1,753                         859                  1,633
                                                                ----------------           -----------------       -----------------
          Total adjustments                                               (7,526)                        660                    (34)
                                                                ----------------           -----------------       ----------------
          Net cash provided by (used in)
            operating activities                                          17,808                       6,817                 (1,756)
                                                                ----------------           -----------------       ----------------
Cash flows from investing activities:
  Purchase of product licenses                                            (1,000)                       (550)                    (3)
  Capital expenditures                                                    (5,053)                     (3,057)                (2,895)
  Purchase of other investments                                           (2,499)                         --                     --
  Purchases of held-to-maturity investments                              (98,855)                     (6,405)                (8,615)
  Proceeds from maturities of investments                                 45,688                       4,562                 16,282
                                                                ----------------           -----------------       ----------------
          Net cash provided by (used in)
            investing activities                                         (61,719)                     (5,450)                 4,769
                                                                ----------------           -----------------       ----------------


Cash flows from financing activities:
  Payments on product license obligations                                   (303)                     (1,045)                  (727)
  Proceeds from the exercise of stock options
    and warrants                                                           7,105                       3,879                    699
  Payments on lease obligations                                             (337)                       (237)                   (69)
  Proceeds from the issuance of common stock, net of
    issuance costs                                                        68,181                          --                     --
  Proceeds from the issuance of convertible preferred
    stock, net of issuance costs                                              --                         (73)                13,656
                                                                ----------------              --------------       ----------------
          Net cash provided by
            financing activities                                          74,646                       2,524                 13,559
                                                                ----------------              --------------       ----------------

Increase in cash and cash equivalents                                     30,735                       3,891                 16,572
Cash and cash equivalents at beginning of year                            24,950                      21,059                  4,487
                                                                ----------------              --------------       ----------------
Cash and cash equivalents at end of year                        $         55,685           $          24,950       $         21,059
                                                                ================           =================       ================

Supplemental disclosure of cash flows information:
  Cash paid for interest                                        $             62           $             129       $            207
  Cash paid for income taxes                                    $            669           $             355       $            111
  Tax benefit realized from the exercise of stock options       $          8,266           $              --       $             --

  Supplemental schedule of non-cash financing activities:
    Lease obligations                                           $             --           $             547       $            276


See accompanying notes to consolidated financial statements.

                    TRANSWITCH CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements
              (in thousands, except share and per share amounts)


(1)  Summary of Significant Accounting Policies

     Description of Business

     TranSwitch Corporation (the "Company") was incorporated in Delaware on April 26, 1988. The Company, based in Shelton, Connecticut, designs, develops, markets and supports highly integrated digital and mixed-signal semiconductor solutions for the telecommunications and data communications markets.

     Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated.

     Reclassification

     Certain prior year amounts have been reclassified to conform with the current year's presentation.

     Cash Equivalents

     The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash equivalents amounted to $44,391 and $13,736 at December 31, 1999 and 1998, respectively, and consist of certificates of deposit, U.S. Treasury Bills, commercial paper and U.S. Agency notes.

     Investments

     The Company's investments comprise U.S. Treasury Bills, commercial paper, and corporate debt securities. Investments with maturities of less than one year are considered short-term. Long-term investments consist of the same mix of securities with maturity dates greater than one year from the balance sheet date. The Company classifies its securities as held-to-maturity. Held-to-maturity securities are those securities in which the Company has the ability and intent to hold the securities to maturity. These securities are recorded at amortized cost.

     Fair Value of Financial Instruments

     The carrying amounts for cash and cash equivalents, short-term investments, accounts receivables and accounts payable approximate fair value because of their short maturities. The fair values of investments are determined using quoted market prices for those securities or similar financial instruments.

                    TRANSWITCH CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements
              (in thousands, except share and per share amounts)


     Inventories

     Inventories are carried at the lower of cost (on a first-in, first-out basis) or estimated net realizable value.

     Property and Equipment

     Property and equipment are carried at cost less accumulated depreciation. Depreciation of property and equipment is provided on the half-year convention method based on the related assets' estimated useful lives, ranging from three to seven years. Depreciation of semiconductor tooling costs is provided on the straight-line method using the lesser of three years or the life of the related semiconductor it produces. Repairs and maintenance are charged to operations as incurred.

     Product Licenses

     Product licenses are amortized using the greater of the amount computed using the ratio that current gross revenues for a product bear to the total of current and anticipated future gross revenues for that product, or the straight-line method over three to five years.

     Subsequent to a product license's acquisition, the Company continually evaluates whether events and circumstances have occurred that indicate the remaining estimated useful life of the product license may warrant revision or that the remaining balance of the product license may not be recoverable. When factors indicate that a product license should be evaluated for possible impairment, the Company uses an estimate of the related product licenses' undiscounted future cash flows over the remaining life of the asset in measuring whether the product license is recoverable. Any impairment is measured against discounted cash flows.

     Revenue Recognition

     Sales of product are recognized upon shipment to distributors and original equipment manufacturers. Sales to certain distributors are made under distributor agreements which provide the distributor with certain price protection and return and allowance rights. Revenues are reduced for estimated price protection and returns based upon historical experience.

     Revenues from development contracts are derived from agreements with third parties. These agreements provide for payments to the Company for the development of new products and reimbursement for expenses incurred based on the achievement of certain milestones. Revenues are recognized as the related costs are incurred over the term of the agreement. The Company primarily retains exclusive ownership of technology developed in connection with the design of semiconductors. Technology developed in connection with customized computer boards generally transfers to third parties.

                    TRANSWITCH CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements
              (in thousands, except share and per share amounts)


     Concentrations of Credit Risk

     Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and trade accounts receivable.

     The Company places its cash primarily in market interest rate accounts. The Company, by policy, limits the amount of credit exposure to any one financial institution or commercial issuer.

     The Company sells its products to customers in the United States and overseas. Credit evaluations are done on all new customers and periodically evaluated for existing customers. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

     Product Warranties

     The Company provides for expected costs that may be incurred under its product warranties. Estimated warranty costs are accrued as products are sold and are charged to cost of revenues.

     Research and Development Costs

     Research and development costs are expensed as incurred.

     Software Development Costs

     Software development costs, which are required to be capitalized pursuant to Statement of Financial Accounting Standards (SFAS) No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed," have not been material to the Company to date.

     Income Taxes

     Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     Earnings per Share

     Basic earnings per share are based upon the weighted average common shares outstanding during the period. Diluted earnings per share assume exercise of stock options outstanding and full conversion of convertible preferred stock into common stock at the beginning of the period or the date of issuance, unless they are antidilutive.

                    TRANSWITCH CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements
              (in thousands, except share and per share amounts)


     Foreign Currency Translation

     All of the Company's international subsidiaries use their local currency as their functional currency. Therefore, assets and liabilities of international subsidiaries are translated at exchange rates in effect at the balance sheet date and income and expense accounts are translated at average exchange rates during the year. The resulting translation adjustments are recorded in accumulated other comprehensive income (loss).

     Use of Estimates

     The preparation of financial statements in conforming with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts of assets and liabilities in the financial statements and accompanying notes. Actual results could differ from those estimates.

     Recent Accounting Pronouncements

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS No.
     133). SFAS No. 133 requires companies to recognize all derivatives as assets or liabilities measured at their fair value. Gains or losses resulting from changes in the value of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. The Company will adopt SFAS No. 133, as amended, beginning January 1, 2001. The Company has not yet made a determination of the impact of this accounting standard on its financial position or results of operations.

     The Securities and Exchange Commission (SEC) released Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition in Financial Statements," on December 3, 1999, SAB No. 101A on March 24, 2000 and SAB No. 101B on June 26, 2000. SAB No. 101 sets forth the views of the staff of the SEC on revenue recognition issues, including conceptual issues as well as industry-specific guidance.

     The Company is required to report the impact of SAB No. 101, as amended by SAB No. 101A and SAB No. 101B, no later than the fourth fiscal quarter of the fiscal year 2000. The effect of the change would be recognized as a cumulative effect of a change in accounting principle as of January 1, 2000. Prior year financial statements will not be restated.


(2)  Business Combinations

     In May 2000, the Company completed its combination with Easics NV, in which Easics NV became a wholly-owned subsidiary of the Company. The Company issued 505,382 shares of common stock in exchange for all the outstanding stock of Easics NV. The combination was accounted for under the

                    TRANSWITCH CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements
              (in thousands, except share and per share amounts)


     pooling-of-interests method of accounting and, accordingly, the accompanying financial statements and footnotes have been restated to include the operations of Easics NV for all periods presented.

     The results of operations previously reported by the separate enterprises and the combined amounts presented in the accompanying consolidated financial statements are summarized below:

                               Years ended December 31,
                           --------------------------------
                             1999       1998        1997
                           ---------  ---------  ----------
     Revenues:
       TranSwitch          $  71,407  $  44,169  $  27,084
       Easics NV               2,126      1,824      1,718
                           ---------  ---------  ----------

         Combined          $  73,533  $  45,993  $  28,802
                           ========== =========  =========

     Net income (loss):
       TranSwitch          $  25,154  $   6,003  $  (1,873)
       Easics NV                 180        154        151
                           ---------  ---------  ----------

         Combined          $  25,334  $   6,157  $  (1,722)
                           ========== =========  =========

     Royalties from the Company to Easics NV in the amount of $68, $79 and $70 have been eliminated in the consolidated financial statements for the years ended December 31, 1999, 1998 and 1997, respectively.

     Accounts payable from the Company to Easics NV in the amount of $40 have been eliminated as of December 31, 1999 and 1998. There were no other significant transactions between TranSwitch and Easics NV prior to the combination.

     On August 1, 2000, the Company acquired all of the outstanding stock of Alacrity Communications, Inc. (Alacrity) for 266,836 shares of the Company's Common Stock and the assumption of a loan in the amount of approximately $1.3 million, for a total purchase price of $11.1 million. Alacrity specializes in the development and marketing of high-capacity VLSI switching devices for telecommunications and data communications applications. The transaction will be accounted for using the purchase method of accounting, commencing upon the date of acquisition. Accordingly, this acquisition has not been reflected in the accompanying consolidated financial statements of the Company.

                    TRANSWITCH CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements
              (in thousands, except share and per share amounts)


(3)  Investments

     The following table summarizes the Company's investment in securities at December 31, 1999:

                                                                   Gross       Gross
                                                      Amortized  unrealized  unrealized     Fair
                                                        cost       gains      (losses)     value
                                                      ---------  ----------  -----------  --------
     Money market & certificates of deposit           $   5,756  $        6  $       --   $  5,762
     U.S government & agency obligations                 12,343          --         (75)    12,268
     Corporate bonds & commercial paper                  82,412          --        (255)    82,157
                                                      ---------  ----------  -----------  --------

                       Total                          $ 100,511  $        6  $     (330)  $100,187
                                                      =========  ==========  ==========   ========

     Reported as:
       Cash equivalents                               $  44,391
       Short-term investments                            20,117
       Long-term investments                             36,003
                                                      ---------

                       Total                          $ 100,511
                                                      =========

(4)  Inventories

     The components of inventories at December 31, 1999 and 1998 follow:

                                      December 31,
                                     --------------
                                      1999    1998
                                     ------  ------
              Raw materials          $1,017  $  947
              Work in process         1,121     809
              Finished goods          5,762   3,720
                                     ------  ------
              Total inventories      $7,900  $5,476
                                     ======  ======

                    TRANSWITCH CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements
              (in thousands, except share and per share amounts)


(5)  Property and Equipment, Net

     The components of property and equipment, net at December 31, 1999 and 1998 follow:

                                                Estimated
                                                  useful                December 31,
                                                                   ---------------------
                                                  lives               1999        1998
                                                ----------         ---------   ---------
         Purchased computer software            3 years            $   6,902   $   5,131
         Equipment                              3-7 years              8,187       6,094
         Semiconductor tooling                  3 years                1,077         998
         Furniture                              3-7 years              1,651       1,175
         Leasehold improvements                 Lease term               563         196
         Construction in progress                                        321         353
                                                                   ---------   ---------
         Gross property, plant and equipment                          18,701      13,947

         Less accumulated depreciation
           and amortization                                          (11,138)     (8,292)
                                                                   ---------   ---------

         Property and equipment, net                               $   7,563   $   5,655
                                                                   =========   =========

(6)  Product Licenses, Net

     From time to time, the Company will acquire the rights to certain technology for use in the manufacture of new products. During 1999 and 1998, the Company capitalized $1000 and $550, respectively, in connection with the acquisition of selected technologies.

     Amortization of product licenses amounted to $485 and $408 in 1999 and 1998, respectively.


(7)  Segment Reporting

     In 1998, the Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 establishes standards for reporting information about operating segments in annual financial statements and requires that certain selected information about operating segments be reported in interim financial reports. It also establishes standards for related disclosures about products and services, and geographic areas. Operating segments are defined as components of an enterprise about which separate financial information is evaluated regularly by the chief operating decision maker, or decision making group, in deciding how to allocate resources and in assessing performance. The Company's chief operating decision maker is its Chief Executive Officer. SFAS No. 131 differs from the previous accounting standard SFAS No. 14, which required companies to disclose certain financial information about an industry segment in which they operate. Under both SFAS No. 14 and SFAS No. 131, the Company has one segment: Communication Semiconductor Products.

                    TRANSWITCH CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements
              (in thousands, except share and per share amounts)


     Products and Services

     TranSwitch products are Very Large Scale Integrated (VLSI) semiconductor solutions that provide core functionality of communications network equipment. The integration of various technologies and standards in these solutions result in a homogeneous product line for management and measurement purposes.

     Information about Geographic Areas

     The following revenues from external customers is based on the geographic location of the Company's customers. Substantially all foreign revenues are exported from the United States and are denominated in U.S. dollars.

                                                                      Year ended December 31,
                                                    -----------------------------------------------------------
                                                          1999                 1998                 1997
                                                    ----------------     ----------------     -----------------
          Revenues:
           United States                            $         50,334     $         23,803     $          18,064
           Israel                                              2,937                5,961                   517
           China                                               2,358                7,175                 1,831
           Other areas                                        17,904                9,054                 8,390
                                                    ----------------     ----------------     -----------------


               Total revenues                       $         73,533     $         45,993     $          28,802
                                                    ================     ================     =================

     Foreign revenues represented 32%, 48% and 37% of total revenues in 1999, 1998 and 1997, respectively.

     Long-lived assets of the Company are located in the following areas at December 31, 1999, 1998, and 1997, respectively:

                                                             December 31,
                                              -----------------------------------------
                                                  1999          1998           1997
                                              -----------    -----------    -----------
Long lived assets:
 United States                                $     6,616    $     4,677    $     3,499
 Foreign countries                                    947            978            744
                                              -----------    -----------    -----------

     Total long-lived assets                  $     7,563    $     5,655    $     4,243
                                              ===========    ===========    ===========

                    TRANSWITCH CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements
              (in thousands, except share and per share amounts)


     Information about Major Customers

     The percentage of total revenues attributable to the Company's significant customers for the years ended December 31, 1999, 1998 and 1997 follow:

                                                                  Year ended December 31,
                                                      ---------------------------------------------
                                                          1999            1998             1997
                                                      -----------      -----------      -----------
     Insight Electronics, Inc. (1)                        33%              19%               39%
     Coltek Technology (1)                                 *               14%                *
     Tellabs Operations, Inc. (1)(2)(3)                   13%              20%               15%
     Repton Electronics Inc. (2)                           *                *                15%
     Arrow Electronics, Inc. (2)                          18%              16%                *
     Lucent Technologies, Inc. (1)(3)(4)                  16%               *                 *
     Nortel Networks
      Corporation (2)(3)                                  13%               *                 *

     (1) Insight Electronics and Coltek Technology (formerly Columbia Technology) are distributors of the Company's products to various end-users, none of which comprised more than 10% of the Company's total revenues during 1998 and 1997. In 1999, a portion of Lucent Technologies' purchases were shipped through Insight Electronics.

     (2) The Company's sales to Tellabs Operations during 1999 were made through Arrow Electronics, which also shipped products to Nortel Networks. Sales to Tellabs Operations through Arrow Electronics during 1998 represented 16% of the Company's total revenues. During 1998, sales to Tellabs Operations were made through Reptron Electronics and Arrow Electronics, both Tellab Operations' designated distributors. The Company's sales to Tellabs Operations during 1997 were made through Reptron Electronics, Tellabs Operations' designated distributor.

     (3) Represents total shipments, including those made directly and those made through distributors.

     (4) Includes sales to Ascend Communications, which was acquired by Lucent Technologies during 1999. This percentage represents total shipments, including those made directly and those made through distributors.

     * Revenues were less than 10% of the Company's total revenues in these years.

                    TRANSWITCH CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements
              (in thousands, except share and per share amounts)

(8)  Income Taxes

     The components of 1999 and 1998 income before income taxes are as follows:


                                             Years ended December 31,
                                             -------------------------
                                                 1999           1998
                                             ------------   ----------

               Domestic income               $  22,262      $  6,287
               Foreign income                      260           257
                                             -----------    ----------

               Income before income taxes    $  22,522      $  6,544
                                             ===========    ==========

   The provision (benefit) for income taxes is comprised of the following:

                                                             Year ended December 31,
                                        ---------------------------------------------------------------
                                                1999                   1998                  1997
                                        ------------------     ------------------     -----------------
          Federal income taxes
            Current                     $      1,581           $        161           $        --
            Deferred                          (4,682)                  (161)                   --
          State income taxes
            Current                              434                    252                    --
            Deferred                            (263)                    --                    --
          Foreign income taxes
            Current                              216                    141                    81
            Deferred                             (98)                    (6)                   20
                                        ------------------     ------------------     -----------------

          Income taxes                  $     (2,812)          $        387           $       101
                                        ==================     ==================     =================

     The following table summarizes the differences between the U.S. federal statutory rate and the Company's effective tax rate for financial statement purposes for the years ended December 31, 1999 and 1998:

                                                   Years ended December 31,
                                                  --------------------------
                                                      1999          1998
                                                  -------------  -----------
               U.S federal statutory tax rate          35.0%         34.0%
               State taxes                              0.8           4.0
               Utilization of NOL                        --         (34.4)
               Change in valuation allowance          (48.2)           --
               Permanent differences and other         (0.1)          2.3
                                                   ------------  -----------

               Effective income tax rate              (12.5)%         5.9%
                                                   ============  ===========

                    TRANSWITCH CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements
              (in thousands, except share and per share amounts)

     The difference between the statutory federal income tax rate and the Company's effective tax rate for the year ended December 31, 1997 is principally due to net operating losses.

     The tax effect of temporary differences that give rise to deferred tax assets and deferred tax liabilities at December 31, 1999 and 1998 are presented below:

                                                                        1999        1998
                                                                    ----------   ----------
          Deferred tax assets:
            Property and equipment                                  $    295     $    160
            Nondeductible reserves                                     2,332        1,710
            Net operating losses                                       9,215       10,333
            Research and development credit                            2,599        2,429
            Other                                                        412          366
                                                                    ----------   -----------
               Total gross deferred tax assets                        14,853       14,998

          Less valuation allowance                                      (833)     (14,825)
                                                                    ----------   -----------
          Net deferred tax assets                                     14,020          173
                                                                    ----------   -----------

          Deferred tax liabilities:
            Product license                                              (62)        (125)
            Other                                                         --          (39)
                                                                    ----------   -----------
               Total gross deferred tax liabilities                      (62)        (164)
                                                                    ----------   -----------

               Total deferred taxes, net of valuation allowance     $ 13,958     $      9
                                                                    ==========   ===========

     The net change in the total valuation allowance for the year ended December 31, 1999 was a net decrease of approximately $14,000. During 1999, the Company concluded that it is more likely than not that substantially all of its net deferred tax assets will be realized due to the Company's continuing profitability and forecasts of taxable income. Of the $14,000 valuation allowance reversal, approximately $12,000 was recorded as a tax benefit in the statement of operations, and approximately $2,000 as an increase in additional paid in capital, which represents the amount of deferred tax assets generated from the exercise of stock options. Of the remaining valuation allowance of $833, subsequently recognized tax benefits, if any, in the amount of $833 will be applied directly to contributed capital. This amount relates to the tax effect of employee stock option deductions included in the Company's net operating loss ("NOL") carryforward. The deferred tax asset at December 31, 1999 is recorded as both current and non-current in the amounts of $2,334 and $11,624, respectively. The current portion is recorded in other assets.

     At December 31, 1999, the Company had available, for federal income tax purposes, NOL carryforwards of approximately $23,948 and research and development tax credit carryforwards of approximately $2,599 expiring in varying amounts from 2003 through 2019.

                    TRANSWITCH CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements
              (in thousands, except share and per share amounts)

     Certain transactions involving beneficial ownership of the Company have occurred which resulted in a stock ownership change for purposes of Section 382 of the Internal Revenue Code of 1986, as amended. Consequently, approximately $21,852 of the Company's NOL carryforward and $1,410 of the Company's research and development tax credit carryforward are subject to these limitations. However, management believes it is more likely than not that the NOL and research and development tax credits will be utilized.


(9)  Stockholders' Equity

     Convertible Preferred Stock

     The Company has authorized 1,000,000 shares of Preferred Stock, $.01 par value per share. There are no shares issued or outstanding at December 31, 1999 or 1998. On October 10, 1997, the Company issued 14,500 shares of Series A Convertible Preferred Stock (Series A Stock) for net proceeds, after issuance costs, of $13,656. The Company allocated $1,614 of the net proceeds to additional paid-in capital, representing the calculated value of a preferential conversion feature on the date of issuance. This amount was accreted ratably to the Series A Stock as a deemed dividend through the earliest conversion date.

     Each share of Series A Stock is convertible into shares of Common Stock at any time at the option of the holder, subject to certain limitations, at the lesser of (i) $10.58 per share or (ii) ninety percent (90%) of the average of the closing bid price of the Company's Common Stock, as reported by the NASDAQ National Market, for the ten (10) trading days immediately preceding the date written notice of conversion is received by the Company. Unless converted sooner at the option of the holders of the Series A Stock, all shares of Series A Stock will convert to Common Stock on October 10, 2002. No Series A Stock may be converted until the earlier of (i) January 8, 1998 or (ii) the date upon which a registration statement filed with the Securities and Exchange Commission to register additional common shares is declared effective.

     As of December 31, 1997, the Series A Stock was not yet eligible for conversion into Common Stock. Effective January 8, 1998, the Series A Stock was eligible for conversion into Common Stock.

     As of December 31, 1998, all outstanding shares of Series A Stock had been converted into 7,104,490 shares of Common Stock.

     Common Stock

     On February 9, 1999 and March 16, 1999, the Company completed a follow-on public offering of 8,797,500 shares of Common Stock for net proceeds, after issuance costs, of $68,181.

     Share and per-share data reflect the three-for-two stock split effective June 8, 1999, the three-for-two stock split effective January 10, 2000, and the two-for-one stock split effective August 10, 2000. All share and per share amounts have been retroactively restated for these stock splits.

                    TRANSWITCH CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements
              (in thousands, except share and per share amounts)

     The Company, in connection with its May 2000 annual shareholders meeting, received shareholder approval to increase its authorized shares to 300,000,000.

     Stock Based Compensation

     1995 Employee Stock Purchase Plan

     On April 11, 1995, the Company's Board of Directors adopted the 1995 Employee Stock Purchase Plan (the "1995 Purchase Plan") which was approved by the Company's stockholders on April 19, 1995. Under the terms of the 1995 Purchase Plan, all employees of the Company except employees who own five percent or more of Common Stock, may contribute to the plan, up to 5% of their annual compensation toward the purchase of the Company's Common Stock. The Company has reserved 300,000 shares for issuance under the 1995 Purchase Plan. The purchase price per share is the lesser of (a) 85% of the fair market value of the Common Stock on the date of the grant of the option, as defined, or (b) 85% of the fair market value of the Common Stock on the date of exercise of the option, as defined.

     Third Amended and Restated 1995 Stock Plan

     The Third Amended and Restated 1995 Stock Plan (the "Stock Plan") was adopted by the Board of Directors on May 27, 1998. The Stock Plan currently provides for the issuance of a maximum of 15,600,000 shares of the Company's Common Stock pursuant to the grant to employees of incentive stock options and the grant of non-qualified stock options, stock awards or opportunities to make direct purchases of the Company's Common Stock to employees, consultants, directors and executive officers of the Company. The terms of the options granted will be subject to the provisions of the Stock Plan as determined by the Compensation Committee of the Board of Directors. The Stock Plan will terminate ten years after its adoption unless earlier terminated by the Board of Directors.

     As of December 31, 1999 and 1998, 4,643,428 and 1,459,800 shares, respectively, were available for grant under the Stock Plan.

     1995 Non-Employee Director Stock Option Plan

     The 1995 Non-Employee Director Stock Option Plan (the "Director Plan") was adopted by the Board of Directors on April 11, 1995 and approved by the Company's stockholders on April 19, 1995. The Director Plan provides for the automatic grant of options to purchase shares of Common Stock, up to an aggregate of 1,050,000 shares, to non-employee directors of the Company on the anniversary date of each individual board member joining the Board of Directors. Upon joining the Company's Board, Directors are granted an option to purchase 37,500 shares, one-third of which vest immediately, one-third after the first year, and the remaining one-third after the second year. Annually thereafter, Directors are granted an option to purchase 28,800 shares which vest fully after one year.

                    TRANSWITCH CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements
              (in thousands, except share and per share amounts)

     The Director Plan will be administered by the Compensation Committee of the Board of Directors. No option granted under the Director Plan may be exercised after the expiration of five years from the date of grant. The exercise price of options under the Director Plan must be equal to the fair market value of the Common Stock on the date of grant. Options granted under the Director Plan are generally nontransferable.

     Stock Option Information

     Information regarding the Company's stock options is set forth as follows:

                                                 Number        Weighted average
                                               of options        option price
                                             ---------------   ----------------
          Outstanding at December 31, 1996      8,105,910      $     1.07

               Granted                          6,024,600            1.62
               Exercised                       (1,710,810)           0.33
               Canceled                        (2,653,278)           1.86
                                             ---------------   ----------------
          Outstanding at December 31, 1997      9,766,422            1.27

               Granted                          7,250,686            3.11
               Exercised                       (3,414,888)           1.09
               Canceled                          (692,790)           1.75
                                             ---------------   ----------------
          Outstanding at December 31, 1998     12,909,430            2.65

               Granted                          5,470,116           11.54
               Exercised                       (3,643,948)           1.83
               Canceled                          (915,526)           4.54
                                             ---------------   ----------------

          Outstanding at December 31, 1999     13,820,072      $     8.76
                                             ===============   ================

     Options outstanding and exercisable at December 31, 1999 are as follows:

                                                 Options outstanding                         Options exercisable
                                -----------------------------------------------------  --------------------------------
                                                      Weighted
                                                       average            Weighted                          Weighted
            Range of                Number            remaining           average           Number          average
        exercise prices           outstanding     contractual life     exercise price    exercisable     exercise price
     ----------------------     ---------------   -----------------   ----------------  -------------  -----------------
     $   0.27    to   1.92         2,379,978            6.60                1.28          1,069,122     $      1.26
         2.03    to   2.66         2,529,160            7.81                2.30            722,236            2.28
         2.81    to   4.24         3,098,584            8.60                3.28            587,714            3.32
         4.39    to   8.66         1,725,300            8.99                7.50            114,948            7.36
         8.70    to  10.11         2,154,900            6.97                9.41                 --              --
        10.53        14.67           617,550            8.01               12.48             12,500           10.53
        15.00    to  16.34           789,000            6.77               15.77              8,000           15.00
        16.35    to  21.01           525,600            6.27               18.08                 --              --
     ----------     -------     --------------    -----------------   ----------------  -------------  -----------------

     $   0.27    to  21.01        13,820,072            7.50          $     8.76          2,514,520    $       6.63
     ==========     =======     ==============    =================   ================  =============  =================

                    TRANSWITCH CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements
              (in thousands, except share and per share amounts)

     Stock options expire five or ten years from the date of grant and are generally exercisable ratably over four years from the date of grant.

     In connection with stock options granted in January 1995 through March 31, 1995, the Company recorded deferred compensation expense of $618 for the excess of the deemed value for accounting purposes of the Common Stock issuable upon exercise of such stock options over the aggregate exercise price of such options. The Company is recording compensation expense over the applicable vesting periods (primarily four years). For the years ended December 31, 1999, 1998 and 1997, the Company recorded compensation expense of $77, $155, and $155, respectively, for these options. The value of the deferred compensation is fully amortized as of December 31, 1999.

     The Company does not recognize compensation expense relating to employee stock options because the exercise price of the option equals the fair value of the stock on the date of grant. If the Company had determined the compensation based on the fair value of the options on the date of grant in accordance with SFAS No. 123, the pro forma net income (loss) and earnings
     (loss) per share would be as follows:

                                                               Year ended December 31,
                                                             ---------------------------
                                                               1999      1998    1997
                                                             ---------  ------  --------
          Net income (loss) - as reported                    $  25,334  $6,157  $(1,722)
          Net income (loss) - pro forma                         13,029     744   (4,166)
          Basic earnings (loss) per share - as reported           0.33    0.10    (0.03)
          Basic earnings (loss) per share - pro forma             0.17    0.01    (0.08)
          Diluted earnings (loss) per share - as reported         0.31    0.09    (0.03)
          Diluted earnings (loss) per share - pro forma           0.16    0.01    (0.08)

     The effects of applying SFAS No. 123 in this pro forma disclosure are not necessarily indicative of future amounts because it does not take into consideration pro forma compensation expense related to grants made prior to 1995.

     As reflected in the pro forma amounts in the preceding table, the average fair value of each option granted in 1999, 1998 and 1997 was $6.16, $3.82, and $1.88, respectively. The fair value of each option granted was estimated on the date of grant using the modified Black-Scholes option pricing model based on the following weighted average assumptions:

                                          1999   1998   1997
                                          -----  -----  -----
               Risk-free interest rate     6.7%   5.2%   5.7%
               Expected life in years      7.5    8.1    7.7
               Expected volatility        73.0%  68.9%  66.0%
               Expected dividend yield      --     --     --

                    TRANSWITCH CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements
              (in thousands, except share and per share amounts)

     For the years ended December 31, 1999, 1998 and 1997, the Company recognized additional compensation expense of $56, $229 and $225, respectively, as required by SFAS No. 123, relating to stock options granted to non-employees.

     Warrants

     Warrants to purchase Common Stock were granted to the original investors in the Company in consideration of additional financing and loans, and for services performed by various other parties. The warrants presented in the table below are convertible into Common Stock at a rate of one share of Common Stock for each warrant to purchase Common Stock. The Company did not issue any warrants during the year ended December 31, 1999.

                                                                    Warrants - common stock
                                                -------------------------------------------------------------
                                                      Number of             Price per           Expiration
                                                      warrants                share                date
                                                ------------------     -----------------    -----------------
          Outstanding at
          December 31, 1996                           20,868            $   .20-.50            12/96-11/98
            Exercised                                (16,076)                    --            12/96-11/98
                                                ------------------     -----------------    -----------------
          Outstanding at
          December 31, 1997                            4,792                .20-.50            12/96-11/98
            Expired                                   (4,792)                    --
                                                ------------------     -----------------    -----------------
          Outstanding at
          December 31, 1998                               --                     --                     --
                                                ------------------     -----------------    -----------------
          Outstanding at
          December 31, 1999                               --            $        --                     --
                                                ==================     =================    =================

(10) Earnings Per Share

     The basic earnings (loss) per share for the years ended December 31, 1999, 1998 and 1997 follows:

                                                                Year ended December 31,
                                                 ---------------------------------------------------
                                                       1999              1998              1997
                                                 --------------    --------------    ---------------
          Net income (loss)                          25,334        $    6,157        $    (1,722)
          Weighted average shares (in
           thousands)                                76,676            63,174             55,190
          Basic earnings (loss) per share              0.33        $     0.10        $     (0.03)

                    TRANSWITCH CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements
              (in thousands, except share and per share amounts)

     Diluted earnings per share for the years ended December 31, 1999 and 1998 follows:

                                                                                Years ended
                                                                               December 31,
                                                                         -------------------------
                                                                            1999            1998
                                                                         ---------       ---------
     Net income                                                          $ 25,334        $  6,157
                                                                         =========       =========

     Weighted average common shares outstanding
       for the period (in thousands)                                       76,676          63,174
     Stock options, net of assumed
       treasury share repurchases (in thousands)                            4,920           4,308
                                                                         ---------       ---------
     Adjusted weighted average shares outstanding
       for the period (in thousands)                                       81,596          67,482
                                                                         =========       =========

     Diluted earnings per share                                          $   0.31        $   0.09
                                                                         =========       =========


     Diluted loss per share amount is not presented for the year ended December 31, 1997 as it is the same as basic. Because the Company recorded a net loss in this year, the assumed exercise of dilutive securities would be antidilutive.

     The weighted average shares of dilutive securities that would have been used to calculate diluted earnings per share had their effect not been antidilutive for the year ended December 31, 1997 are as follows:

               Stock options                           2,856,904
               Warrants                                    8,794
               Convertible preferred stock             1,713,138
                                                   ------------------

                    Total                              4,578,836
                                                   ==================

(11) Employee Savings Plan

     On November 21, 1988, the Company established a 401(k) retirement savings plan (the "Plan"). All employees are entitled to contribute from 1% to 15% of their pre-tax income to the Plan, not to exceed the IRS maximum for income deferrals. Each participant may elect to invest their contributions in various established funds, which include money market, fixed income and equity funds. In 1999, the maximum contribution was 20% of pre-tax income subject to IRS limitations. The Company provides matching contributions equal to 50% of the employees' deferred compensation, up to a maximum of 6%. The Company's contribution expense amounted to, $307, $230 and $188 for 1999, 1998 and 1997, respectively.

                    TRANSWITCH CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements
              (in thousands, except share and per share amounts)


(12) Commitments and Contingencies

     Line of Credit

     In July 1999, the Company extended the time frame of its line of credit agreement with Silicon Valley Bank which allows the Company access up to $8,000 for working capital purposes, bearing interest at prime +3/4% due on July 8, 2000, and $2,000 for equipment purchases, bearing interest at prime +1% due on May 31, 2002. The line is unsecured. The Company has a pledge that it will seek Silicon Valley Bank's approval prior to allowing another party to secure the Company's assets.

     The agreement contains certain financial restrictions and covenants which, among other things, include provisions for maintaining a minimum amount of cash, net worth and profitability.

     At December 31, 1999 and 1998, no amounts were outstanding under this agreement.

     Development Agreements

     From time to time, the Company has entered into agreements with third parties for the development and/or licensing of products for its manufacture and sale, or the licensing of technology that the Company may use in the manufacture of products, for which royalties are paid based upon actual sales of these products. The Company recognized royalty expense of $612, $594 and $758 in 1999, 1998 and 1997, respectively, under these agreements; these amounts are included in cost of products sold in the consolidated statements of operations.

     Lease Agreements

     Total rental expense under all operating lease agreements aggregated $1,153, $838 and $774 during 1999, 1998 and 1997, respectively. Future minimum operating lease commitments that have remaining, non-cancelable lease terms in excess of one year at December 31, 1999 follow:

               2000          $    784
               2001               631
               2002               595
               2003               597
               2004               584
               Thereafter       1,488
                             ----------

                             $  4,679
                             ==========